UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2007
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 12, 2007, the Company entered into a Settlement Agreement (the “Agreement”) by and among the Company, Duke University (“Duke”), Eisai, Inc. and Eisai Co., Ltd. (together, “Eisai”) related to a previously-settled lawsuit filed jointly by the Company and Duke against Eisai, Elan Corporation, plc, Elan Pharma International Ltd., Elan Pharmaceuticals, Inc. (collectively “Elan”), and Julianne E. Jennings, a former employee of Elan, to resolve a dispute over rights in an invention relating to the use of zonisamide to treat obesity (the “Lawsuit”). The Agreement, which resolves the foreign aspects of the parties’ dispute, follows an earlier settlement agreement executed in December 2006 by and among the Company, Duke, Eisai, Elan and Ms. Jennings, which settled the Lawsuit and the U.S. aspects of the parties’ dispute.
     Under the Agreement, the parties have, subject to limitations set forth in the Agreement, released each other from all claims and demands arising under the laws of any country outside of the United States existing as of the date of the Agreement that arise out of or relate to the Lawsuit or certain specified Duke and Eisai foreign (outside of the United States) patents that may issue from certain patent applications claiming the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions.
     In addition, if Eisai obtains a foreign patent containing a claim that encompasses the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions that issues from or is based upon the specified Eisai foreign patent applications, Eisai has agreed that it will not assert any such patent against the Company relating to the Company’s EmpaticTM product candidate, which contains zonisamide and bupropion and is being developed to treat obesity. Likewise, if Duke obtains a foreign patent containing a claim that encompasses the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions that issues from or is based upon the specified Duke foreign patent applications, the Company and Duke have agreed that they will not assert any such patent against Eisai for any conduct relating to Zonegran, which is a zonisamide product currently marketed by Eisai.
     A complete copy of the Agreement is filed herewith as Exhibit 10.1 and incorporated by reference. The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement dated September 12, 2007 by and among the Registrant, Duke University, Eisai, Inc. and Eisai Co., Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: September 18, 2007	By:	/s/ GARY D. TOLLEFSON, M.D., PH.D.

	Name:	Gary D. Tollefson, M.D., Ph.D.
	Title:	President and Chief Executive Officer

Date: September 18, 2007	By:	/s/ GRAHAM K. COOPER

	Name:	Graham K. Cooper
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated September 12, 2007 by and among the Registrant, Duke University, Eisai, Inc. and Eisai Co., Ltd.